Exhibit 99.1

May 17, 2021

SG Blocks Reports First Quarter 2021

Financial Results

– Posts Record First Quarter Revenue between $8.9 Million and $9.2 Million –

– Company Expects to be Cash Flow Positive during the fourth quarter of 2021 –

– Management to Host Conference Call Today at 4:30 p.m. ET –

NEW YORK, N.Y. / (BUSINESS WIRE) -- SG Blocks, Inc. (Nasdaq: SGBX) (“SG Blocks” or the “Company”), a leading designer, innovator and fabricator of container-based structures, today reported its financial results for the first quarter ending March 31, 2021.

“During the first quarter 2021, we maintained the momentum we established in 2020, achieving another quarter of record revenue, with continued activity across all of our verticals,” stated Paul Galvin, SG Blocks’ Chairman and Chief Executive Officer. “These results directly reflect the incredible effort of our team over the past several quarters to build a pipeline of strategic opportunities, aligning with best-in-class partners, and positioning our balance sheet to support the accelerating pace of activity.”

“Most exciting is our recent launch of SGB Development Corp., to co-develop and deliver homes and apartments for sale and rent, beginning with our first project, Lago Vista, in booming Austin, Texas. Our development projects should have multiple benefits, including a steady stream of manufacturing revenue for the Company, as well as a share of potential profits on sale. We are reviewing a number of exciting opportunities, and we look forward to communicating additional activity shortly.”

“In our other verticals, we brought to market a viable and cost-effective solution for point-of-care testing services to critical travel partners, health care providers, event hosts, and disadvantaged communities. Importantly, our vision in the medical vertical does not stop with COVID-19 testing. We are designing and preparing multiple specialty modules to meet urgent demands for community health for a variety of testing and health care delivery needs.”

Mr. Galvin concluded, “We are firing on all cylinders now, with significant projects underway that we believe can produce steady and growing revenue for the Company for many years to come. Also, we have established relationships with great partners which we believe will lead to additional projects and work for SG Blocks, allowing us to be selective, and pursue only the best opportunities. At this point, we know that words don’t matter, and we are focused on execution to truly capture the potential for the projects underway, meet our deadlines, and produce the expected benefits to the bottom line. Based on the above we anticipate being cash flow positive during the fourth quarter of 2021 and into 2022.

First Quarter 2021 and Subsequent Operational Highlights:

At March 31, 2021, the Company had 16 projects under contract, compared to 21 projects under contract at December 31, 2020. At March 31, 2021, the construction backlog was approximately $22.9 million, as compared to $25.1 million as of December 31, 2020. The Company’s backlog does not include any projects related to recently launched SG Development Corp. and does not include ongoing medical testing.

Concentrated Market Activity

Medical Testing & Services

SG Blocks continues to provide innovative structures, labs, and testing solutions to support the fight against, and recovery from, the COVID-19 pandemic. Our modular solutions can be quickly and efficiently deployed at key locations for much-needed point-of-care patient access, to support the continue reopening and recovery of the U.S. economy.

In January, the Company executed an agreement with National Pain Centers to provide COVID-19 testing near O’Hare airport, supporting the needs of passengers, airport employees and the public at-large. This facility opened for testing in February and was subsequently re-leased to a consortium of government entities at a profit for the company.

Subsequent to quarter-end, in May, the Company announced that it is working with Stone Clinical Laboratories (“Stone Labs”) to bring COVID-19 testing at the Food Network’s annual Wine & Food Festival in Miami’s South Beach. Additionally, the Company and Stone Labs will offer COVID-19 testing for employees, vendors, VIP guests and attendees at the “Air & Sea Show & Music Explosion,” in Miami Beach. Stone Labs has secured an additional 43 entertainment events which require COVID-19 testing in 2021, and the Company expects to continue its collaboration with Stone Labs going forward.

Manufacturing

After years of outsourcing SG Blocks is committed to in-house manufacturing excellence. While there are a number of legacy project commitments that will be completed at a cash loss in 2021, going forward, the Company expects to manufacture future projects at a margin of approximately 15%.

After acquiring the Echo DCL manufacturing facility in Durant, Oklahoma, in 2020, in January 2021, the Company announced a new 10,300 square foot building extension at its SG Echo manufacturing facility in Durant, Oklahoma that will enhance the manufacturing efficiencies of the current facility. We continue to explore all avenues to increase our manufacturing footprint to keep pace with our internally driven demand.

SG Development Corporation

In February, the Company announced the formation of SGB Development Corp. (“SGBDevCo”) to deliver single family homes, townhomes, and for-rent apartment units across the country. The launch of SGBDevCo is expected to provide a host of benefits to SG Blocks, including: i) keeping manufacturing near 100% capacity to provide a steady and visible flow of manufacturing income, ii) participation in project fees, and; iii) potential profit from asset sales.

In February, SGBDevCo executed its first contract to acquire Lago Vista, a 50-acre site on Lake Travis, on the Colorado River in thriving Austin, Texas. Lago Vista is expected to consist of up to 225 one- and two-bedroom condominium units, as well as amenities including a community center, marina and health club.

Subsequent to quarter end, in May, SGBDevCo acquired the site, and is currently finalizing plans, with groundbreaking currently slated for Q2 2022. The project is expected to be funded with third party debt and equity, and the Company intends to partner with an experienced developer to complete the project.

SG Blocks expects to capture approximately $20 million in manufacturing revenue as the project is completed over the next 24 months. The Company also anticipates that its minority interest in the sale of the units will be no less than $5.0 million, as units are sold. More details will be provided in the future as plans are finalized.

First Quarter 2021 Financial Highlights:

●	Revenue for the first quarter 2021 is expected to be between $8.9 million and $9.2 million, compared to approximately $199,000 for the first quarter of 2020. The record revenue was achieved despite having several commercial projects that were previously announced being delayed directly and indirectly by the COVID-19 pandemic.

●	Gross profit for the first quarter 2021 is expected to be between $0.9 million and $1.2 million, compared to a gross profit of approximately $46,000 in the first quarter 2020. The gross profit margin in the first quarter 2021 is expected to be between 10% and 13.6%, compared to a gross profit margin of approximately 23.1% for the first quarter 2020. The gross profit in the first quarter 2021 included a legacy contract commitment which started and completed in the first quarter that incurred a loss of approximately $1.0 million due to escalations in material pricing related to COVID-19 and indirect costs.

●	Operating expenses for the first quarter 2021 is expected to be approximately $2.4 million, compared to approximately $795,000 in the first quarter 2020. Imbedded in the first quarter 2021 operating expenses are approximately $550,000 in one-time startup costs relating to the certification and opening of the Memorial Healthcare laboratory and the opening and subletting of the Chicago Area Testing facility, as well as due diligence and business development expenses on potential projects.

●	For the first quarter 2021, net loss attributable to common shareholders is expected to between $2.0 million and $2.3 million, or negative ($0.23) to ($0.26) per share, compared to a net loss of approximately $747,000, or negative ($0.64) per share, in the first quarter 2020. The net loss attributable to common shareholders includes the following items:

o	Approximately $500,000 in non-cash depreciation and amortization expenses, non-cash stock compensation expense and litigation expenses as explained in the adjusted EBITDA loss;

o	Approximately $550,000 of one time startup expenses for all of the newly launched companies, and;

o	Approximately $1.0 million loss due to a legacy contract commitment related to the SG Echo acquisition.

●	Adjusted EBITDA loss for the first quarter 2021 is expected to be between $1.5 million and $1.8 million, compared to a loss of $527,000 in the first quarter 2020.

●	At March 31, 2021, the Company had total assets of approximately $27.2 million, compared to approximately $26.9 million at December 31st, 2020.

●	The Company had cash and cash equivalents of approximately $10.5 million as of March 31, 2021, compared to approximately $13.0 million at December 31, 2020.

Conference Call Information

SG Blocks will host a conference call on Monday, May 17, 2021 at 4:30 p.m. Eastern Time to share its results for the first quarter ended March 31, 2021.

Date: Monday, May 17, 2021

Time: 4:30 p.m. ET, 1:30 p.m. PT

Toll-free dial-in number: 1-877-300-8521

International dial-in number: 1-412-317-6026

Conference ID: 10156502

Additionally, a webcast of the conference call will be broadcast live and available for replay at the Investors section of the Company’s website at www.sgblocks.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through May 31, 2021.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 10156502

Use of Non-GAAP Financial Information

In addition to its results under GAAP, the Company presents EBITDA and Adjusted EBITDA for historical periods. EBITDA and Adjusted EBITDA are non-GAAP financial measures and have been presented as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. The Company calculates EBITDA as net income (loss) before interest expense, income tax benefit (expense), depreciation and amortization. It calculates Adjusted EBITDA as EBITDA before certain non-recurring adjustments such stock-based compensation expense. EBITDA and Adjusted EBITDA are presented because they are important metrics used by management as one of the means by which it assesses the Company’s financial performance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. These measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing the Company and its results of operations.

EBITDA and Adjusted EBITDA have certain limitations. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss), or any other measures of financial performance derived in accordance with GAAP. These measures also should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which these non-GAAP measures make adjustments. Additionally, EBITDA and Adjusted EBITDA are not intended to be liquidity measures because of certain limitations, including, but not limited to: i) they do not reflect the Company’s cash outlays for capital expenditures; They do not reflect changes in, or cash requirements for, working capital; and Although depreciation and amortization are non-cash charges, the assets are being depreciated and amortized and may have to be replaced in the future, and these non-GAAP measures do not reflect cash requirements for such replacements.

The non-GAAP information should be read in conjunction with the Company’s consolidated financial statements and related notes.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net loss:

In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same or similar to some of the adjustments made in our calculations, and our presentation of EBITDA and Adjusted EBITDA should not be construed to mean that our future results will be unaffected by such adjustment. Management compensates for these limitations by using EBITDA and Adjusted EBITDA as supplemental financial metrics and in conjunction with our results prepared in accordance with GAAP. The non-GAAP information should be read in conjunction with our consolidated financial statements and related notes.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net loss:

About SG Blocks:

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteelTM, the structural core and shell of an SG Blocks building, and then is customized to client specifications. For more information, visit www.sgblocks.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and include statements regarding the Company’s development projects having multiple benefits, including a steady stream of manufacturing revenue and a share of potential profits on sale, the Company communicating additional development project activity shortly, the Company’s projects underway producing steady and growing revenue for years to come, the Company’s relationships with its partners leading to additional projects and work allowing it to be selective and pursue only the best opportunities, the Company being cash flow positive during the fourth quarter of 2021 and into 2022, the Company continuing its collaboration with Stone Labs going forward, the Company manufacturing future projects at a margin of approximately 15%, SGBDevCo providing a host of benefits to SG Blocks, the Company’s Lago Vista project providing up to 225 one- and two-bedroom condominium units, as well as amenities including a community center, marina and health club, the Company’s Lago Vista project groundbreaking in Q2 2022 and being funded with third party debt and equity, the Company partnering with an experienced developer to complete the Lago Vista project, capturing approximately $20 million in manufacturing revenue the Lago Vista project as completed over the next 24 months, the Company’s minority interest in the sale of the units being no less than $5.0 million, revenue for the three months ended March 31, 2021 being between $8.9 million and $9.2 million, gross profit for the three months ended March 31, 2021 being between $0.9 million and $1.2 million, operating expenses for the three months ended March 31, 2021 being approximately $2.4 million, net loss for the three months ended March 31, 2021 being between $2.0 million and $2.3 million, or negative ($0.23) to ($0.26) per share, and Adjusted EBITA loss for the three months ended March 31, 2021 being between $1.5 million and $1.8 million. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to generate a steady stream of manufacturing revenue and profits on sale from its development projects, the Company’s ability to report additional development project activity, the Company’s ability to produce steady and growing revenue from its projects, the Company’s ability to grow its relationships with its partners and pursue only the best opportunities, the Company’s ability to be cash flow positive during the fourth quarter of 2021 and into 2022, the Company’s ability to continue its collaboration with Stone Labs going forward, the Company ability to manufacturing future projects at a margin of approximately 15%, SGBDevCo’s ability to benefit to SG Blocks, the Company’s ability to complete the Lago Vista project as planned and partner with an experienced developer, the Company’s ability to capture approximately $20 million in manufacturing revenue the Lago Vista project as completed over the next 24 months, the Company’s ability to increase the value of its minority interest in the sale of the units, the Company’s ability to report revenue, gross profit, operating expenses, net loss and Adjusted EBITA loss for the three months ended March 31, 2021 as expected, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Media:

Rubenstein Public Relations

Christina Levin

Account Director

212-805-3129

clevin@rubensteinpr.com

Investors:

Stephen Swett

(203) 682-8377

investors@sgblocks.com

Source: SG Blocks, Inc.